EXHIBIT NO. 99.1
         [Letterhead of Security Capital Preferred Growth Incorporated]


                                February 22, 2002




Prime Group Realty Trust
77 West Wacker Drive
Suite 3900
Chicago, IL 60601

Re: First Amendment to Series A Preferred Securities Purchase Agreement dated as of April 13, 1999, as amended (the "Amendment")
      --------------------------------------------------------------------

Gentlemen:

      You have requested that we not give, for the time being, the redemption notice provided for in Section 1.1 of the Amendment. Capitalized terms contained in this letter that are not otherwise defined herein shall have the meaning ascribed to such terms in the Amendment.

      We will agree not to give such notice at this time (it being understood that we may give such notice (each such notice, a "Redemption Notice") at any time in the future) if you hereby agree to the following:

      1. In the case of each Redemption Notice given by us after the date hereof, the Company agrees to pay to us, in addition to (i) accrued and unpaid dividends at a rate of 7.5% per annum on the Series A Preferred Shares, and (ii) 100% of the liquidation preference on the Series A Preferred Shares (collectively, the "Base Amount"), a deferral payment initially accrued at 3.5% per annum (such rate, subject to increase as provided below, the "Deferred Rate") on the Base Amount in respect of such Redemption Notice without regard to this letter, calculated from February 8, 2002 up to and including the date that you receive such Redemption Notice on the basis of the actual number of days elapsed, and compounded as of each March 31, June 30, September 30 and December 31, 2002 beginning March 31, 2002 (the "Deferred Payment Amount"). The Deferred Payment Amount in respect of the Redemption Notice shall cease to accrue and be compounded after the date you receive such Redemption Notice regardless of the date the Series A Preferred Shares are actually redeemed.

      2. The Deferred Payment Amount shall be reduced by an amount equal to (x) two-thirds (2/3) of such Deferred Payment Amount in the case of Base Amounts actually paid to us on or before March 9, 2002 and (y) one-third (1/3) of such Deferred Payment Amount in the case of Base Amounts actually paid to us after March 9, 2002 but before April 8, 2002.

      3. On May 8, 2002, the Deferred Rate shall increase by 50 basis points and thereafter shall increase automatically at the end of each succeeding 90 day period by an additional increment of 50 basis points (in no event shall the Deferred Rate exceed 5.25%).

      4. For example, if you receive a Redemption Notice from us on August 16, 2002 with respect to a Base Amount that was $10 million at all times, the Deferred Payment Amount that you have agreed to pay to us hereunder with respect to such Redemption Notice shall be determined on the basis of a Deferred Rate equal to (i) the rate of 3.5% per annum from the date of this letter until May 7, 2002 plus (ii) the rate of 4.0% per annum from May 8, 2002 through August 5, 2002 plus (iii) the rate of 4.5% per annum from August 6, 2002 through August 16, 2002, and such Deferred Payment Amount would be $198,775.

      5. The Company agrees to reimburse us for our reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) incurred relating to this letter. Any amount payable under this letter agreement shall be paid promptly after presentation of an invoice by us for amounts owing in customary form and detail.

      6. Nothing contained in this letter agreement shall be construed as a waiver, modification or amendment by us of any covenant, right or remedy or provision of the Amendment or of any other contract or instrument between the Company and us (including without limitation providing any right to call or redeem the Series A Preferred Shares prior to the date set forth in the Company's Declaration of Trust), and our failure at any time or times hereafter to require strict performance by the Company of any provision thereof shall not waive, affect or diminish any of our rights to thereafter demand strict compliance therewith.





                                     [Signature Page Follows]

      If you agree to the foregoing, please signify this by signing and returning, and having Prime Group Realty, L.P. sign and return, to us an executed copy of this letter.

                                          Very truly yours,

                                          SECURITY CAPITAL PREFERRED
                                          GROWTH INCORPORATED


                                          By:   /s/ David E. Rosenbaum
                                                -------------------------------
                                                David E. Rosenbaum,
                                                Senior Vice President


AGREED AND ACCEPTED THIS
22nd  DAY OF FEBRUARY, 2002

PRIME GROUP REALTY TRUST

By:   /s/ Richard S. Curto
      -----------------------------
Its:  Chief  Executive Officer
      -----------------------------

PRIME GROUP REALTY, L.P.

By:   Prime Group Realty Trust, its
      managing general partner

By:   /s/ Richard S. Curto
      -----------------------------
Its:  Chief Executive Officer
      -----------------------------